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                        ARTICLE XII OF THE COMPANY'S BYLAWS

                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

   Section 1. RIGHT TO INDEMNIFICATION. Each person (including a person's personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director, officer, trustee, employee or agent of the corporation or any predecessor or is or was serving at the request of the corporation or any predecessor as a director, officer, partner, trustee, employee agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, board, commission, body or other unit whatsoever (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, or otherwise, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the Washington Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment), against all expenses, liabilities, and losses (including but not limited to attorneys' fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties, and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that no such indemnity shall indemnify any person from or on account of acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of a director finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which the person was not legally entitled; and further provided, however, that, except as provided in Section 2 of this Article with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

     The right to indemnification granted in this Article is a contract right and includes the right to be paid by the corporation the expenses incurred in connection with any proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee unless required by the Board of Directors) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an "undertaking") by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to

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appeal), hereinafter a "final adjudication", that the indemnitee is not entitled to be indemnified for such expenses under this Article, and (ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation under this Article as authorized by the Washington Business Corporaiton Act.

     Section 2. RIGHT OF INDEMNITEE TO BRING SUIT. If any claim for indemnification under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee's expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation's receipt of indemnitee's written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation), and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.

     Section 3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation's articles of incorporation or bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     Section 4. INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any person (including a person's personal representative) who is or was a director, officer, employee or agent of the corporation or any predecessor or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or

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capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Washington Business Corporation Act. The corporation may grant indemnity, and may enter into contracts granting indemnity, to any such person, whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

     Section 5. SEPARABILITY OF PROVISIONS. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any paragraphs of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 6. PARTIAL INDEMNIFICATION. If a claimant is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the claimant for the portion of such expenses, liabilities and losses to which the claimant is entitled.

     Section 7. SUCCESSORS AND ASSIGNS. All obligations of the corporation to indemnify any director or officer: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the director or officer, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity). The corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.